Exhibit 23.1

SRCO Professional Corporation

Chartered Professional Accountants

Licensed Public Accountants

Park Place Corporate Centre

15 Wertheim Court, Suite 409

Richmond Hill, ON L4B 3H7

Tel: 905 882 9500 & 416 671 7292

Fax: 905 882 9580

Email: info@srco.ca

www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 29, 2016 relating to the financial statements of Bluehive, Inc. comprising the balance sheets of as of December 31, 2015, and 2014, and the related statements of operations and comprehensive loss, stockholders’ deficiency, and cash flows for the year ended December 31, 2015 and period from October 13, 2014 (Inception) to December 31, 2014.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS

Authorized to practise public accounting by the
Chartered Professional Accountants of Ontario

Richmond Hill, Canada

March 24, 2017